CERTIFICATE OF INCORPORAITON

                                OF

                        C & W OUTLET, INC.

                          ____________

        Under Section 402 of the Business Corporation Law

                          ____________

           The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed under the Business Corporation Law, certifies that:

           FIRST: The name of the corporation is

                   C & W OUTLET, INC.

           SECOND: The corporation is formed for the following purpose or purposes:

           To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

           THIRD: The office of the corporation is to be located in the County of New York, State of New York.

           FOURTH: The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) shares without par value.

           FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: care of Herzfeld & Rubin, P.C., 40 Wall Street, New York, New York 10005, Attn:
Leonard M. Polisar, Esq.

           SIXTH: The duration of the corporation is to be perpetual.


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           IN WITNESS WHEREOF, I have subscribed this document on
the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

Dated: September 12, 1989


                               /s/ William H. Cox
                               ----------------------------
                               William H. Cox, Incorporator
                               40 Wall Street
                               New York, New York  10005